Exhibit 10.48

Executive Officer Compensation Information

The following table sets forth the annual base salaries for 2009 and 2010 for the executive officers of Seattle Genetics, Inc. (the “Company”). The table below also sets forth the bonuses awarded to the Company’s executive officers for the 2009 fiscal year under the Company’s 2009 Senior Executive Annual Bonus Plan. The 2010 target bonuses (based on a percentage of base salary) for the Company’s executive officers under the Company’s 2010 Senior Executive Annual Bonus Plan are also set forth in the table below.

Name and Title	2009 Base Salary	2009 Bonus	2010 Base Salary	2010 Target Bonus Percentage
Clay B. Siegall, Ph.D. President & Chief Executive Officer	$602,350	$346,351	$630,000	60%
Todd E. Simpson Chief Financial Officer	$313,900	$141,883	$336,500	40%
Eric L. Dobmeier Chief Business Officer	$370,550	$171,935	$387,250	40%
Thomas C. Reynolds Chief Medical Officer	$369,700	$173,020	$396,350	40%
Morris Rosenberg Executive Vice President, Development	$318,300	$124,311	$327,850	35%
Vaughn Himes Executive Vice President, Technical Operations	$310,000	$89,104	$317,800	35%
Bruce Seeley Executive Vice President, Commercial	$320,000	$27,092	$323,450	35%

Director Compensation Information

The following table sets forth the compensation components for members of our Board of Directors for 2009 and 2010, including equity awards. The compensation for members of our Board of Directors was revised in February 2010 based on benchmarking data of our peer group companies after consultation with our compensation consultant, Compensia, Inc. The updates to take effect in 2010 were intended to compensate our members of the Board of Directors at the 50th percentile as determined by using data from our peer group companies. The compensation in 2009 was the same as described in the section entitled “Director Compensation” in the Company’s 2009 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2009.

Compensation Element	2009	2010
General Board Service – Cash Retainer	$30,000	$40,000

General Board Service – Equity

Initial Grant – Number of Shares	25,000	25,000

Annual Grant – Number of Shares	10,000	17,500

Chair Service – Annual Retainer

Lead Director	$0	$12,000
Audit	$16,000	$20,000
Compensation	$5,000	$12,000
Nominating & Governance	$5,000	$5,000

Committee Member Service – Annual Retainer

Audit	$8,000	$10,000
Compensation	$3,000	$6,000
Nominating & Governance	$3,000	$3,000